Exhibit 4.15

CERTIFICATE OF TRUST
OF
ST. PAUL TRAVELERS CAPITAL TRUST III

THIS Certificate of Trust of St. Paul Travelers Capital Trust III (the “Trust”) is being duly executed as of June 28, 2004 and filed on behalf of the Trust by each of the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.             Name.  The name of the statutory trust formed hereby is St. Paul Travelers Capital Trust III.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are:

Chase Manhattan Bank USA, National Association

c/o JP Morgan Chase

500 Stanton Christiana Road, OPS4 / 3rd Floor

Newark, DE  19713

Attn:  Institutional Trust Services.

3.             Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, each of the undersigned, as trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ John J. Cashin
Name: John J. Cashin
Title: Vice President

By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg, as Administrative Trustee